As filed with the Securities and Exchange Commission on February 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Affirm Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-2224323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Affirm Holdings, Inc.
650 California Street
San Francisco, CA 94108
(415) 984-0490

(Address of principal executive offices, including zip code)

Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan

(Full title of the plan)

Max Levchin
Chief Executive Officer
Affirm Holdings, Inc.
650 California Street
San Francisco, CA 94108
(415) 984-0490
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Sharda Caro del Castillo
Chief Legal Officer
Affirm Holdings, Inc.

650 California Street
San Francisco, California 94108
(650) 984-0490

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00001 per share
Shares previously issued in connection with the exercise of stock options granted under the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”), shares to be issued in the future upon the conversion of shares of the Registrant’s Class B common stock, $0.00001 par value per share, previously issued in connection with the exercise of such stock options, and shares previously issued pursuant to the settlement of restricted stock units granted under the 2012 Stock Plan	16,385,612 (2)	$101.10 (3)	$1,656,585,373.20	$180,733.47
Shares to be issued in the future pursuant to restricted stock units granted under the 2012 Stock Plan	13,213,903 (4)	$101.10 (5)	$1,335,925,593.30	$145,749.49
Total	29,599,515		$2,992,510,966.50	$326,482.96

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.00001 par value per share (the “Class A common stock”), that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)	Represents (i) 6,878,684 shares of Class A common stock previously issued in connection with the exercise of stock options granted prior to January 13, 2021 under the 2012 Stock Plan, (ii) 6,878,684 shares of Class A common stock to be issued in the future upon conversion of outstanding Class B common stock previously issued in connection with the exercise of stock options granted prior to January 13, 2021 under the 2012 Stock Plan, and (iii) 2,628,244 shares of Class A common stock previously issued pursuant to the settlement of restricted stock units granted prior to January 13, 2021 under the 2012 Stock Plan.

(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based on the average of the high and low sales prices per share of the Class A common stock as reported on The Nasdaq Global Select Market on January 29, 2021 of $101.10 per share.

(4)	Represents shares of Class A common stock to be issued in the future pursuant to the settlement of restricted stock units granted prior to January 13, 2021 under the 2012 Stock Plan.

(5)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based on the average of the high and low sales prices per share of the Class A common stock as reported on The Nasdaq Global Select Market on January 29, 2021 of $101.10 per share.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Affirm Holdings, Inc. (“us,” “we,” “Affirm” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former directors, officers, other employees and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Affirm Holdings, Inc.

29,599,515 Shares of Class A Common Stock

This prospectus relates to 29,599,515 shares of Class A common stock, $0.00001 par value per share (the “Shares”), of Affirm Holdings, Inc., which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Registrant’s Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “AFRM.” On January 29, 2021, the closing price of our Class A common stock was $99.59 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2021

TABLE OF CONTENTS

i

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in (including by incorporation by reference) this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus (or as of any earlier date specified, including in any information incorporated by reference), regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

The Affirm name, our logo, and other trademarks mentioned in this prospectus are the property of Affirm.

Unless the context otherwise requires, the terms “Affirm,” the “company,” “we,” “us,” and “our” in this prospectus refer to Affirm Holdings, Inc. and its consolidated subsidiaries.

THE COMPANY

Affirm is a company that is building the next generation platform for digital and mobile-first commerce. We believe by using modern technology, the very best engineering talent, and a mission-driven approach we can reinvent the payment experience. Our solutions, which are built on trust and transparency, make it easier for consumers to spend responsibly and with confidence, easier for merchants to convert sales and grow, and easier for commerce to thrive.

Corporate Information

We were incorporated in Delaware on June 12, 2019. Prior to our incorporation, we operated under the name Affirm, Inc., our wholly owned subsidiary, which was formed in 2012. Our principal executive offices are located at 650 California Street, San Francisco, CA 94108. Our telephone number is (415) 984-0490.

Our website address is www.affirm.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Prospectus filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250184), which is incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains forward-looking statements. All statements contained in this prospectus, including the information incorporated by reference, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus, including the information incorporated by reference, include, but are not limited to, statements about:

•	our ability to retain and grow our relationships with consumers and merchants;

•	our ability to expand our consumer and merchant reach;

•	general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic;

•	our ability to compete successfully in our industry against current and future competitors;

•	our ability to comply with existing, modified, or new laws and regulations applicable to our business, and potential harm to our business as a result of those laws and regulations;

•	our ability to increase our revenues and maintain levels of revenue growth;

•	the availability of our funding sources;

•	fluctuations in our operating results and key operating metrics, including as a result of Peloton's change in merchant capture date;

•	failure to maintain, enhance, and protect our brand;

•	our ability to effectively price and score credit risk using our proprietary risk model;

•	our ability to grow our share of the e-commerce sales and omni-channel commerce markets;

•	our ability to capture customer acquisition spend by merchants in the United States;

•	our ability to innovate and build new impactful products;

•	our ability to expand to more high frequency purchases;

•	our ability to integrate PayBright Inc. and any future acquisitions into our operations;

•	liability associated with content and privacy of data of our consumers;

•	our ability to expand to new markets; and

•	our estimated total addressable market.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus (or as of any earlier applicable date) or to conform these statements to actual results or to changes in our expectations, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus, including documents we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part or as exhibits to any other filings we reference in this prospectus, with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of January 1, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 29,599,515 outstanding shares of Class A common stock acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the 2012 Stock Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of January 1, 2021, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 132,334,026 shares of our Class A common stock and 127,598,619 shares of Class B common stock outstanding as of January 1, 2021, which includes: (i) 90,745,181 shares of Class A common stock and 116,857,118 shares of Class B common stock outstanding following (a) the conversion of all outstanding shares of redeemable convertible preferred stock into shares of our common stock, which occurred immediately prior to the reclassification described in clause (b) below, as if such conversion had occurred on January 1, 2021, (b) the reclassification of each share of our common stock outstanding as of January 1, 2021 (including the shares of common stock issued upon the conversion of all outstanding shares of redeemable convertible preferred stock described in clause (a) above) into ½ share of Class A common stock and ½ share of Class B common stock, as if such reclassification had occurred on January 1, 2021, and (c) the issuance of shares of our Class B common stock to Mr. Levchin and 2012 MRL Investments LLC, an entity affiliated with Mr. Levchin, in exchange for all of the Class A common stock held by Mr. Levchin and such entity immediately following the reclassification described in clause (b) above, as if such exchange and issuance had occurred on January 1, 2021; (ii) (x) 7,611,598 shares of our Class A common stock and 7,611,598 shares of our Class B common stock issued upon the exercise of 15,223,197 warrants outstanding as of January 1, 2021, and (y) 25,000 shares of our Class A common stock and 25,000 shares of our Class B common stock issued upon the exercise of 50,000 warrants outstanding and vested as of January 1, 2021, in each case, as if such exercise and issuance had occurred on January 1, 2021; (iii) 2,557,344 shares of our Class A common stock that were issued with respect to restricted stock units outstanding as of January 1, 2021 upon the vesting and settlement of such restricted stock in connection with the completion of our initial public offering, as if such issuance occurred on January 1, 2021; (iv) 3,104,903 shares of Class A common stock and 3,104,903 shares of Class B common stock (including 1,293,681 shares of Class A common stock and 1,293,681 shares of Class B common stock issued in escrow and subject to forfeiture if certain revenue milestones are not met) issued on January 1, 2021, in connection with the closing of the transactions contemplated by our Stock Purchase Agreement, dated as of December 2, 2020, with Affirm Canada Holdings Ltd. (“Affirm Canada”), PayBright Inc. (“PayBright”), and the shareholders of PayBright pursuant to which Affirm Canada purchased all of the issued and outstanding stock of PayBright; and (v) 28,290,000 shares of Class A common stock, including 3,690,000 shares of Class A common stock pursuant to the option granted to the underwriters to purchase additional shares of Class A common stock, issued in connection with the closing of our initial public offering on January 15, 2021 as if such issuance had occurred on January 1, 2021, in each case, giving effect to the reclassification of our shares of common stock described in clause (i)(b) above. For purposes of calculating the percentage of beneficial ownership prior to this offering, we did not include the effect of any voting agreements or voting proxies that terminated upon our initial public offering.

We have deemed (i) shares of our Class A common stock issuable upon the conversion of Class B common stock, (ii) shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of January 1, 2021, and (iii) shares of our Class A common stock issuable pursuant to restricted stock units that are subject to vesting and settlement conditions expected to occur within 60 days of January 1, 2021, to be outstanding and beneficially owned by the person holding the Class B shares, stock options or restricted stock units for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Affirm Holdings, Inc., 650 California Street, San Francisco, California 94108.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)(5)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Sandeep Bhandari	1,519,952	1.14%	253,470	1,413,286	1.07%
Sharda Caro del Castillo	1,095,952	*	188,470	1,054,286	*
Siphelele Jiyane	147,016	*	134,604	122,533	*
Michael Linford	1,844,209	1.37%	168,163	1,837,543	1.39%
Silvija Martincevic	1,153,809	*	168,163	1,147,143	*
Libor Michalek	3,569,101	2.64%	1,863,183	1,818,571	1.37%
Christa S. Quarles	241,780	*	241,780	--	--
Other Named Selling Stockholders(3)	39,739,076	24.06%	26,561,559	22,535,998	17.03%
Other Selling Stockholders(4)	360,505	*	20,123	358,411	*

* Represents beneficial ownership of less than 1%.

(1)	Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.

(2)	Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)	Includes the individuals named below, which includes certain current or former employees of the Registrant, each of whom beneficially owns less than 1% of our Class A common stock:

Aaron Friedlander; Aaron Kepnes; Aaron Ligon; Aaron Mandle; Aaron Yip; Aaron Yurowitz; Abhinay Korukonda; Abigail Slater; Adam Bailey; Adam Bossy; Adam Fear; Adam Ichikawa; Adam Johnston; Adam Yeh; Adekunle Adeniran; Adeniyi Adesokan; Aditya Datey; Aida Zepeda-Torres; Aigul Joldassova; Ailien Phan; Akhila Nanjala; Alaina Dadey; Alan Xu; Alana Mazzei; Alanna Konno; Albert Diulus; Aleah Warren; Alec Lofquist; Alec Pinchak; Aleksander Koenig; Alex Hsu; Alex Levanti; Alexander Favaro; Alexander Haniotis; Alexander Hennies; Alexander Kim; Alexander McAdams; Alexander Rafter; Alexander Yu; Alexandra Alvarez; Alexandra Karram; Alexandra Molvig; Alexandra Richardson; Alexandria Duerr; Alexis Posakiwsky; Alexis Zhu; Alfonso Lopez; Ali Kayhan Soyupak; Alice Fong; Alice Oh; Alice Wu; Alice Yu; Alimpon Sinha; Alisha Johnson; Alison Woolery; Allen Cheung; Allen Janian; Allison Pulley; Allison Thompson; Allyson Kirst; Alvin Makino; Amanda Ballesteros; Amanda Kauffman; Amar Shah; Amari Rodriguez; Amber Besecke; Amber Guyton; Amit Aggarwal; Amit Ramesh; Amphay Anousinh; Amr Youssef; Amruth Venkatraman; Amy Beall; Ana Braskamp Prado; Ana Diaz-Hernandez; Ana Hogben; Anand Nanduri; Andrea Morales; Andres Limcaoco; Andrew Bresee; Andrew Danks; Andrew Fu; Andrew Fuselier; Andrew Hess; Andrew Hoskins; Andrew Ireland; Andrew Keith; Andrew Kim; Andrew Mahon; Andrew Qian; Andrew Sawch; Andrew Stevens; Andrew Tam; Andrew To; Andrew Waterman; Andrew Wei; Andy Chen; Andy Huang; Angad Garg; Angela Dao; Angela Hiatt; Angela Sullivan; Angela Wadding; Angelica Light; Anibhav Singla; Aniruddh Mukerji; Anita Swanson; Ankit Patel; Ankit Singh; Ankush Pandey; Anmol Jadvani; Anna Langer; Anna Millerman; Anne Gray; Annie Jingyin Zeng; Anthony Hernandez; Anthony Huang; Anthony Ortale; Anthony Rodrigues; Anthony Tadina; Antonio Aggazio; Antonio Donato; Antonio Villarreal; Anuj Desai; Anumat Srivastava; Aravind Sripathy; Arezo Bonakdarian; Ariana Delgado; Arianna Rodriguez; Arlene Dzurnak; Arman Madani; Artem Shnayder; Arun Soni; Ashanti Hasan; Ashi Agrawal; Ashish Sharma; Ashley Kareken; Ashley Linke; Ashneel Kumar; Ashwin Kamath; Aubrey Kessler; Aubrey Vella; Aurora Quinn-Elmore; Aurora Trust; Austin Guo; Austin Koenig; Austin Luong; Avni Nandu; Ayomide Ayodele; Baobing Wang; Barak Gila; Barbara Sigman; Benjamin Cook; Benjamin Dang; Benjamin Director; Benjamin Feldman; Benjamin Himmelstein; Benjamin Kubesh; Benjamin Taborsky; Benjamin Wolfson; Benson Lee; Benton Richards; Berk Demir; Bingran Li; Blaine Chatman; Blair Solano; Bobby Novoa; Boya Yan; Brad Ferry; Brad Selby; Bradley Edelman; Brandon Net; Breanna Cruz; Brenner Spear; Brent Schavitz; Bret Scofield; Brett Byron; Brett Chereskin; Brett Trimble; Brett Wejrowski; Brian Gagaza; Brian Harris; Brian Malarkey; Brian Peterson; Brian Regan; Brian Whalen; Bridget Cheng; Brittania Warren; Brittany Jackson; Brittany Reasoner; Brooks Hosfield; Brylan Donaldson; Caitlin Miller; Caleb Blunt; Caleb Rosser; Cameron Smith; Camila Marino; Carl Gish; Carla Longsworth; Carla San Roman; Carlona Taylor; Carlos Trevino; Carly Lave; Caroline Way; Casey Fawcett; Casey Van Horne; Cassandra Li; Catherine Calderon; Catherine Langill; Catherine McGuire; Celina Killingsworth; Chad Lagore; Chad Yan; Chantal Lasher; Charles Jones; Charly Xie; Chelsea McDougall; Chelsee Warneke; Chencheng Guo; Chenshuo Zhang; Chester Corcos; Chewei Hu; Cheyenne Blaisdell; Chitra Sharma; Cho Kim; Chris Beckmann; Christian Stucchio; Christian Vescia; Christina Gee; Christina Li; Christina Melas-Kyriazi; Christina Miller; Christine Carlin; Christine Casebolt; Christine Gamab; Christine Griffith; Christine Olson; Christine Prevel; Christopher Coyoli; Christopher Dittmer; Christopher Donewald; Christopher Faught; Christopher Hanner; Christopher Hildebrand; Christopher Hilton; Christopher Reyes; Christopher Steele; Christopher Yancey; Chuan He; Chun Kuo; Chun-Feng Hsu; Chung-Hao Yu; Chung-Man Tam; Cindy Kang; Claire Crinion; Claire McClendon; Clarissa Cheng; Clark Spink; Colleen Bennett; Colleen Carns; Colleen Carroll; Conner Sherline; Connie Duong; Conor Hastings; Courtney Renstrom; Crayton Montei; Cristina Ceballos; Cristine Dewar; Curtis Cook; Cynthia Sor; Dale Kim; Damian Guerra; Dana Beatty; Dana Chambourova; Dana Edwards; Danchen Chen; Daniel Casady; Daniel Greenberg; Daniel Hagemann; Daniel Kaufman; Daniel Liu; Daniel Lynch; Daniel Martin; Daniel Molloy; Daniel Nill; Daniel Ruby; Daniel Tonkovich; Danil Borilo; Danny Bocanegra; Daria Lamberson; Darryl Grier; David Andersen; David Carlisle; David Cheney; David DePace; David Riley; David Verdin; Dayne Bechtold; Deanna Skvarla; Demitri Jerow; Derrick Hang; Desislava Kilova; Devon Zuegel; Dhaivat Deepak Shah; Diana Lin; Dinesh Appavoo; Dipti Bele; Divya Nekkanti; Dmytro Malieiev; Dominic Sandoval; Dominic Troncale; Dominique Williams; Don Yoo; Donald Lemire; Dong Yun Daniel Kang; Donielle Williams; Donna Liu; Donovan Halpin; Doreen Runyon; Dorrin Akbari; Douglas Kessel; Drew Winters; Duncan Fisher; Dylan O'Connell; Edmund Gezelter; Edward Lin; Edward Ruby; Eileen Yau; Elaine Arbaugh; Elan Rice; Eli Bingham; Elias Gomez; Elissa Carroll; Elizabeth Allin; Elizabeth Cusick; Elizabeth Hayashida; Elizabeth Morrisroe; Elizabeth Vargas Camacho; Ellecia Sieber; Ellen Kiehl; Elliot Babchick; Elliot Marx; Elon Wright; Emerson Croxton; Emerson Hum; Emilio Lopez; Emily Chang; Emily Lai; Emily Lo; Emon Datta; Eric Kobe; Eric Lachman; Eric Morse; Eric Nelson; Eric Nevalsky; Eric Sloan; Eric Steinberger; Eric Sundstrom; Erica Van Eaton; Erik Bartlett; Erik Hendrickson; Erik Ketcham; Erika White; Erin McNulty; Erin Tillery; Erin Walker; Eugene Eydlin; Eva Zambrano; Evan Ball; Evan Kuhn; Evan Tesei; Everett Butler; Fabiola Cazares; Faizaan Hashmi; Fan Gu; Fang Fang; Fanshu Jiang; Farhad Noorzay; Fenglin Zhou; Fi-Khanh Nguyen; Francisco Echeverria; Fransiskus Xaverius; Gabriella Champagne-Sitzler; Gabrielle Johnston; Gabrielle Keane; Galen Rohn; Garett Vail; Garima Aggarwal; Garrett Schlesinger; Garrett Troy; Geddes Munson; Geoffrey Kott; Geoffrey YuHasker; George Moxom; George Stanley; George Tang; George Witteman; George Witwer; Ghada Aboukhater; Gina Hsieh; Glenwood Barbee; Gonzalo Gallardo; Gozde Mulayim; Greg Fisher; Greg Spector; Greg Sterin; Gregory Cuellar; Gregory Elliott; Gregory Oliva; Gregory Webber; Guangda Zhang; Guoxin Li; Hai Truong; Hailey Bryson; Han Kim; Hannah Dixon; Hannah Hughes; Hanyu Kang; Haobin Tang; Hardik Shah; Haris Sheikh; Harley McCain; Harrison Mann; Haydn Dufrene; Hayley Panasiuk; Hayley Pearson; Heather Hoeppner; Hector Monserrate Villarroya; Helen Bedell; Helen Gai; Helen Hastings; Helen Seligman; Helen Yu; Henry Braun; Henry Li; Henry McGowan; Henry O'Neil; Herrick Fang; Himal Sherchan; Hossein Rahimi; Howard Li; Hue Lam; Huey Lin; Hugues Bruant; Huiqiang Huang; Huyen Phan; Ian Low; Ian Miller; Ida Leung; Igor Vaynman; Ilene Lee; Ilie Ciorba; Ilona Sheynkman; Indy Hickman; Ira Gupta; Iris Clayter; Isaac Joseph; Isabel Clayter; Ismael Lopez; Ivajlo Nikolov; Jack Graham; Jacob Amiri; Jacob Beck; Jacqueline Levitan; Jade Hua; Jake Hergott; Jake Losh; James Becker; James Chang; James Huang; James Kim; James Koster; James Page; James Sharpe; James Simpson; James Sweetman; Jamie Lavin; Jamie Noll; Jamie Rupert; Jan Rodriguez-Rivera; Jared Smith; Jasmine Foruzani; Jason Anderson; Jason Campos; Jason Mitchell; Jason Yoo; Jason Yu; Jaw-Jong Tong; Jaya Pareek; Jazmin Ceja; Jeanne Sneed; Jeannette Huynh; Jeffrey Green; Jeffrey Gurr; Jeffrey Shu; Jeffrey Stander; Jenna Newgard; Jennifer Bennett; Jennifer Chu; Jennifer Chung; Jennifer Craig; Jennifer Guerrini; Jennifer Huynh; Jennifer Piasio; Jennifer Schilling; Jenny Song; Jenny Van; Jeremy Keeler; Jeremy Mittleman; Jeremy Roybal; Jesse Bussell; Jesse Kendrick; Jesse Klein; Jessica Jones; Jessica Leung; Jessica Liu; Jessica Misse; Jessica Teji; Jessie Brown; Jessie Reed; Ji Hye Choi; Jia Lin Yu; Jianpu Ma; Jiaqi Wang; Jiarui Xu; Jiasi Zeng; Jiayu Xue; Jiefu Gong; Jill Fisher; Jillian Gamache; Jin Wu; Jingtao Zhou; Jitendra Patel; Jiunn Haur Lim; Joann Ho; Joanna Le; Jodie Sabol; Joe Seifi; John Bono; John Charles Bahr-de Stefano; John Christopher Reyes; John Francis; John Morrison; John Stewart; John Ullmer; John White; Johnathan Hutton; Johnny Wang; Johnston Gilfillan; Jonah Bolotin; Jonathan Booth; Jonathan Kaykin; Jonathan Kayne; Jonathan Kim; Jonathan Liebtag; Joohyeun Yi; Joon Cho; Jordan Jeffries; Jordan Katzen; Jordan Popp; Jordan Vuckovich; Jorden Meneghetti; Jordon Cannady; Jose Arellano Sanchez Lara; Joseph Jackson; Joseph Kanoza; Joseph Ohaus; Joseph Roberson; Joseph Rodden; Joseph Rouse; Joseph Tuck; Joshua Brower; Joshua Goffstein; Joshua Greenwald; Joshua Guild; Joshua Sebor; Joshua Sklar; Josimar King; Josue Moreno Vindel; Juan Lopez; Jude Matsalla; Judit Komuves; Jui-Chun Chien; Julia Edwards; Julia Harrigan; Julian Wallace; Jun Isaji; Juno Morey; Justin Borsuk; Justin Lei; Justin Menestrina; Justin Santos; Juyoung Kim; Kai Huang; Kamil Mouhid; Kane Wright; Karan Shah; Karely Lozano; Karen Hernandez Bonilla; Karen Li; Karl Lubenow; Karthik Balaji Ravichandran; Karthik Ramkumar; Karyn Holik; Katelyn Werner; Kateryna Michailiuk; Katherine Adkins; Katherine Foos; Katherine Foster; Kathleen McSpadden; Kathleen Morrison; Kathleen Novoa; Kathryn Silk; Kathy Lin; Katie Lukaszeswski; Katie Tokars; Katie Wicker; Katrina Holt; Kayla Bograd-Denton; Kayvan Salmanpour; Keebuhm Park; Keegan Poppen; Kellee Van Horne; Kelli-Jean Chun; Kelly Foreman; Kelly Specht; Kelly Sterling; Kelly Yu; Kelsey Ditto; Kenneth Eimer; Kenneth Izzo; Kenneth McAndrews; Kerry Zhang; Kevin Barbary; Kevin Bartels; Kevin Calloway; Kevin Cottington; Kevin DelRosso; Kevin Kong; Kevin Lee; Kevin Lee; Kevin Moore; Kevin Nguyen; Kevin Nguyen; Kevin Qiu; Kevin Shao; Kevin Tsui; Kevin Wang; Kevin Wang; Khanh Cagley; Kim Horwitz; Kimberlee Theis; Kira Bundlie; Kira Lepper; Kirsten Read; Kirsten Rommel; Kit Ko; KK Srinivasan; Klein Lieu; Kori Mendonca; Kotaro Takeda; Kris Milliken; Krista Potter; Kristen Double; Kristen Gartley; Kristi Hammons; Kristian Ferjas Gampong; Kristina Miller; Kristine Flores; Kristy Cook; Krystal Smith; Kyle Chu; Kyle Hassett; Kyle Uricchio; Kyle Van Zanten; Lacretia Crawford; LaForce Baker; Lara Mei Pamintuan; Latrice Blair; Laura Dresser; Laura Romero Suarez; Lauren Cappola; Lauren Fischetti; Lauren Hopfenbeck; Lauren Kim; Lauren MacKrell; Lauren Ortego; Laurence Duggan; Laurie Sellick; Lawrence Hellman; Leah Shannon; Leslie Quijano; Lev Solar; Levi Stephen; Li Wan; Li Weng; Lia Ballard; Lin Yang; Linda Nguyen; Lindsey Applebee; Lingene Yang; Linshan Li; Lisa Mizokami; Lisa Tarter; Lita D'Acunto; Liwei Li; Lois Wang; Loran Simon; Loveleen Chapman; Lucy McNamara; Luke Fitzpatrick; Luke Kahovec; Lydia Buck; Mackenzie Beckwith; Madeline Wu; Mahendra Maheshwara; Mai Ioffe; Maika Balter; Mala Soulatha; Malav Atul Doshi; Malay Tripathi; Malcolm Burton; Manpuneet Jassar; Mansa Gills; Manuel Arias; Marco Chang; Marco Mejia; Marcus Eng; Marcus Sherry; Mariya Morgaylo; Mark Chackerian; Mark Shatzkin; Mark Vermeersch; Marquavious Draggon; Marshanette Nunes; Martin Brown; Mary Galanis; Mary Helm; Mary Taylor; Mateusz Banach; Mathieu Holl; Matthew Alberts; Matthew Bernaciak; Matthew Bickert; Matthew Cadena; Matthew DiVincenzo; Matthew Friend; Matthew Hardcastle; Matthew Hinde; Matthew June-Gih Lee; Matthew Kandath; Matthew Kang; Matthew Leonard; Matthew Madden; Matthew Orzechowski; Matthew Pinks; Matthew Twomey; Matthieu Tourne; Max Yuan; Maxim Gutman; Maxwell Blumenfeld; McKenzie Conley; Mckenzie Hughes Lock; Megan MacDonell; Megan Marabella; Megha Patel; Meghan Prudencio; Meghan Ryan; Melanie Aliperti; Melanie Shaver; Melissa Bergin; Melissa Lohr; Melissa Munsell; Melissa Nathan; Melody Pierson; Mengqi Wu; Mercedes Naguiat; Michael Blanton; Michael Boardman; Michael Cohen; Michael Dickens; Michael Kodiak; Michael Larez; Michael Levine; Michael Loper; Michael Nurick; Michael Phillips; Michael Quint; Michael Shklovsky; Michael Smith-Bronstein; Michael Spilsbury; Michael Varga; Michelle Gonzalez; Michelle Luong; Miguel Ayala; Mihir Dubey; Mikael Solomon; Miloni Shah; Min Yang; Mingyu Zhang; Minh-Minh Dang-Tran; Miriam Dal Bosco; Mitchell Goldhaber; Mitchell Wheeler; Mohan Chitrapu; Molly Cheng; Monica He; Morgan Cho; Morgan Clark; Myung Geun Chi; Nadine Bohorquez; Naftali Harris; Nagesh Chetan; Naif Hassan A Alrayes; Naman Bharadwaj; Nancy Hirschler; Nanda Dubey; Nanxi Wang; Natalia Ellinikos; Nathan Clark; Nathan Fong; Nathan Winters; Nathaniel English; Nathaniel Lemus; Neha Shah; Neil Vyas; Nelson Auner; Nelson Chen; Nicholas Cotton; Nicholas Green; Nicholas Hastings; Nicholas Ksiezopolski; Nicholas Quillin; Nicholas Suarez; Nicholas Teissler; Nicholas Watkins; Nicholas Wu; Nichole Cadwallader; Nicolas Perdomo; Nicole Selvitella; Nicole Wong; Nicolette Sun; Nigeria Talley; Nihar Naigaonkar; Niharika Pasumarthy; Nikhil Soni; Nikila Sri-Kumar; Niloy Gupta; Nisarg Mirani; Nitesh Kumar; Nitzan Amram; Noa Ohcana; Noah Goetz; Noah Sheikh; Noam Ben-Ami; Noam Ben-Avi; Nupur Kantamneni; Nuri Chang; Ochitya Kumar Poddar; Olga Naumova; Olivia Chuan; Olivia Mickle; Olivia Sun; Oluwatobi Popoola; Paola Baluyot; Patricia Beck Holloway; Patricia Suh; Patricia Wong; Patrick Kane; Patrick Reynolds; Paul Burry; Paul Frantz; Payton Garland; Peipei Zhang; Peng Jun Huang; Perla Gamez Aguilera; Peter Durlacher; Peter Tan; Peter Woo; Phillip Yuan LaRue; Ping Ping Wu; Porsha White; Prachi Khandekar; Praful Mathur; Prashant Khanduri; Prasheela Narayan; Preston Goodyear; Priya Soman; Qingyun Lu; Quan Zhou; Quynh Mai; Rachael Hnatt; Raeling Kirk; Ragini Holloway; Rahul Gupta; Rahul Matta; Ramana Nareddy; Ray Tonsing; Rebecca Lee; Rebecca Maldonado; Rebecca Ruggear; Reid Main; Reynis Vazquez-Guzman; Richard Garrett; Richard Huang; Robert Arshonsky; Robert Boughton; Robert Greer; Robert O'Hare; Robyn Zhang; Rodolfo Pina; Roger Jennette; Roham Sameni; Rohan Gupta; Rohan Nagalkar; Rohan Ramchand; Rohit Bahirwani; Rohit Mandalapu; Ronald Brown III; Rosanne Shimomura; Ross Yudkin; Rubia Masood; Rucha Kadam; Ruixiang Fan; Ruqing Xu; Russell Kamp; Rustom Birdie; Ruth Buchanan; Ryan Chen; Ryan Coyner; Ryan Cwiklinski; Ryan Duncan; Ryan Foss; Sage Garner; Sahil Bakshi; Saif Sajid; Sally Yen; Samantha Brown; Samantha Chun; Samantha Langford; Sameer Arya; Samuel Bodanis; Samuel Chang; Samuel Coleman; Samuel Dickens; Samuel Fuchs; San Huynh; Sana Korimbocus; Sang Eun Park; Sanjana Rajan; Sara Daversa; Sara Hobe; Sara Quinto-Seibert; Sara Treinish; Sara Wyman; Sara Zivitz; Sarah Dorfmann; Sarah Ericson; Sarah Gerry; Sarah Kamp; Sarah Owen; Sarah Robson; Sarah Tieu; Savannah Curry; Savannah Taj-Eldin; SB Master; Scott Astrada; Scott Blyth; Scott Roberts; Scott Smith; Scott Williams; Sean Mansfield; Sean Minard; Sean Poorman; Section 16 officers; Sergio Villarreal; Shane Moriah; Shaohui Xu; Sharon Alejo; Sharon Claitor; Sharon Prudencio; Shauna LeValley; Shawn Krisman; Sheena Goodman; Shelley Tang; Shengchao Yu; Showly Wang; Shriya Vohra; Shubham Gupta; Shyam Mani; Siddhant Jagadish; Siddhi Surana; Sidharth Kapur; Siena Haz; Sikder Sajidur Rahman; Simon Peter; Siyang Chen; Siyang Li; Skye Freeman; Smita Bhatnagar; Snehal Navalakha; Songlu Zhou; Sophia Chang; Sophia McGowan; Spencer Shepard; Srikanth Raju; Stacey Paul; Staci Schrecongost; Stefanie Kim; Stella Han; Stephanie Campa; Stephanie Lee; Stephanie Phillips; Stephanie Pi; Stephen Hunyor; Steven Buccini; Steven Bunting; Steven Giwa-Amu; Steven Yanosky; Suet Ting Choi; Sukhjeet Bhatti; Sule Marshall; Sumanth Jain; Surabhi Jain; Susan Goodhue; Swarna Manjari Kanukurthy; Swati Vijay; Taehyun Lim; Tananya Thamthieng; Tara Lay; Taras Shkvarchuk; Taten Soltis; Tatiana Ridley; Taylor Fain; Taylor Kunihiro; Taylor Law; Teri Ritz; Terrence Sims; Tessa Buhler; Thanh Nhi Nguyen; Theodore Paat; Thomas Bruce; Thomas Hadley; Thomas Musbach; Thomas Rickards; Tia Quashie; Tian Yang; Tiffany Chan; Tiffany Jung; Tiffany Sudarma; Tiffany Tse; Tigray Kahsay; Timothy Daley; Timothy Dempsey; Tina DiBucci; Ting Chih Lin; Ting Lee; Tinh Vy; Toban Szuts; Toby Pool; Todd Kawakita; Tommy Tai; Toni Essex; Tony Chavez; Tony Wang; Travis Parker; Trevor Burke; Trevor Hodges; Trisha Kothari; Tyler Lindow; Tyler Pearson; Ulrico Izaguirre; Utkarsh Sanghi; Vadim Maximov; Vandana Nallamothu; Varun Gupta; Veronica Day; Victor Emmanuel Solano Bustos; Victor Feno; Victor Tsou; Victoria Ketter; Vidyaranya Devigere; Vigneshwer Vaidyanathan; Vijay Singh; Vinay Varma Buddharaju; Virginia Chen; Visakh Jagadeesan Nair; Vishal Kapoor; Vishal Shalgar; Vivek Ahuja; Wallace Young; Wei Chen; Wei Dong Zhou; Wenhui Yu; Wesley Fanelli; Wesley Newhouse; William Davis; William Frothingham; William Heidrich; William Kang; William Navarons; William Qian; William Simmons; William Wung; Winslow Holmes; Wojciech Swiderski; Xiang Huang; Xiaojing Cui; Xiaoyun Guo; Xin Yan; Xin-Xin Zeng; Yael Bushoy; Yana Prystupa; Yang Li; Yang Wang; Yangyang Li; Yann-Bor Huang; Yi Nie; Yi Tseng; Yitao Wang; Yoav Schatzberg; Yonglin Wu; Youyou Yang; Yu Chuan Yuan; Yu Pan; Yu-To Chen; Yubo Cheng; Yue An; Yue Rong Bei; Yulun Li; Yun-Chieh Sung; Yungyin Wei; Yunong Chen; Yvonne Kong; Zachary Palacios; Zachary Smith; Zachary Sperske; Zdravka Ivanova; Zhi Yang Wong; Zhi Yuan Ni; Zhuliang Zhang; Zhuoshi Xie; Zina Deldar; Zishen Cheng and Zubin Joseph

(4)	Includes 42 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock issuable under the 2012 Stock Plan. Certain of these persons are current or former employees of the Registrant.

(5)	Shares Being Offered include all shares available for sale under this prospectus by the particular holder, including shares to be issued in the future pursuant to restricted stock awards granted prior to January 13, 2021, whether or not those shares are issuable within 60 days.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or
•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of the company at June 30, 2019 and for the year then ended, incorporated in this reoffer prospectus by reference to the Prospectus filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250184) have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of and for the year ended June 30, 2020 incorporated in this reoffer prospectus by reference from Registration Statement No. 333-250184 on Form S-1 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated here by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)	The Registrant’s Prospectus filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250184).

(b)	The Registrant’s Current Reports on Form 8-K filed on January 15, 2021 and January 25, 2021, respectively (File No. 001-39888).

(c)	The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on January 13, 2021 (File No. 001-39888) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.affirm.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Affirm Holdings, Inc., Attention: Chief Legal Officer, 650 California Street, San Francisco, CA 94108, phone: (415) 984-0490.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*       Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Affirm Holdings, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Prospectus filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250184).

(b)	The Registrant’s Current Reports on Form 8-K filed on January 15, 2021 and January 25, 2021, respectively (File No. 001-39888).

(c)	The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on January 13, 2021 (File No. 001-39888) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws will provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The Registrant’s amended and restated certificate of incorporation will eliminate the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions that have been included in our amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that we have entered into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and (b) to us with respect to payments which we may make to such officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8.	EXHIBITS.

4.1(1)	Amended and Restated 2012 Stock Plan and related form agreements

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accountants

23.3	Consent of Deloitte & Touche LLP, independent registered public accountants

24.1	Power of Attorney (included on the signature page of this Form S-8)

(1) Incorporated by reference to Exhibit 10.2 filed with the registrant’s Registration Statement on Form S-1/A (File No. 333-250184), filed with the Commission on November 20, 2020.

ITEM 9.	UNDERTAKINGS.

1.       The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 2nd day of February, 2021.

AFFIRM HOLDINGS, INC.

By:	/s/ Max Levchin
Max Levchin
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Affirm Holdings, Inc. hereby constitute and appoint Max Levchin and Sharda Caro del Castillo and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2021.

Signature	Capacity

/s/ Max Levchin
Max Levchin	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Michael Linford
Michael Linford	Chief Financial Officer (principal financial officer)

/s/ Siphele Jiyane
Siphelele Jiyane	VP, Controller (principal accounting officer)

/s/ Jeremy Liew
Jeremy Liew	Director

/s/ Christa S. Quarles
Christa S. Quarles	Director

/s/ Jeremy G. Philips
Jeremy G. Philips	Director

/s/ Keith Rabois
Keith Rabois	Director

/s/ Jackie Reses
Jackie Reses	Director

/s/ James White
James White	Director

/s/ Jenny Ming
Jenny Ming	Director